                                                        Registration No. 333-___

    As filed with the Securities and Exchange Commission on January 15, 2003
   ===========================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                               ACTUANT CORPORATION
             (Exact name of registrant as specified in its charter)

                  WISCONSIN                                    39-0168610
     (State or other jurisdiction of                        (I.R.S. Employer
     incorporation of organization)                        Identification No.)

                              6100 North Baker Road
                           Milwaukee, Wisconsin 53209
                    (Address of Principal Executive Offices)

                               ACTUANT CORPORATION
                    2001 OUTSIDE DIRECTORS' STOCK OPTION PLAN
                            (Full title of the plan)

             Andrew G. Lampereur                              Copy to:
  Vice President and Chief Financial Officer           Helen R. Friedli, P.C.
            Actuant Corporation                        McDermott, Will & Emery
           6100 North Baker Road                       227 West Monroe Street
         Milwaukee, Wisconsin 53209                    Chicago, Illinois 60606
                     (Name and address of agent for service)

                                 (414) 352-4160
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
===========================================================================

                                                                    Proposed
                                           Proposed                 maximum
Title of Securities      Amount to be     maximum offering       aggregate offering      Amount of
to be Registered         registered (1)   price per share (2)       price (2)            registration fee
-----------------------------------------------------------------------------------------------------------
Class A Common
Stock, par value
$0.20 per share          40,000 shares    $47.95                 $1,918,000              $177

===========================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also relates to such indeterminate number of additional shares which may be issued if the anti-dilution and adjustment provisions of the plan become operative.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, based upon $47.95 per share, which is the average of the high and low sales prices of the Class A Common Stock reported on the New York Stock Exchange Composite Tape on January 10, 2003.
===========================================================================

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

       This Registration Statement relates to an amendment to the Actuant Corporation 2001 Outside Directors' Stock Option Plan which increases the number of shares of Class A Common Stock authorized and reserved for issuance thereunder by 40,000 shares. Pursuant to General Instruction E of Form S-8, the Registration Statement on Form S-8 relating to the plan (File No. 333-53704) filed by the Registrant with the Securities and Exchange Commission is incorporated herein by reference.

Item 8.  Exhibits.

         Reference is made to the Exhibit Index.

                               *        *        *

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on January 13, 2003.

                                 ACTUANT CORPORATION


                                 By:    /s/ Andrew G. Lampereur
                                    --------------------------------------------
                                 Andrew G. Lampereur
                                 Vice President and Chief Financial Officer
                                 (Principal Financial Officer of the Registrant)

       KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, Robert C. Arzbaecher and Andrew G. Lampereur, and each of them, his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 13, 2003.

Signature                                                                 Title
/s/ Robert C. Arzbaecher                                President, Chief Executive Officer, Chairman of the
-----------------------------------------------
Robert C. Arzbaecher                                    Board and Director
                                                        (Principal Executive Officer of the Registrant)

/s/ Andrew G. Lampereur                                 Vice President and Chief Financial Officer
-----------------------------------------------
Andrew G. Lampereur                                     (Principal Financial Officer of the Registrant)

/s/ Timothy J. Teske                                    Corporate Controller
-----------------------------------------------
Timothy J. Teske                                        (Principal Accounting Officer)

/s/ Gustav H.P. Boel                                    Director
-----------------------------------------------
Gustav H.P. Boel

/s/ Bruce S. Chelberg                                   Director
-----------------------------------------------
Bruce S. Chelberg

/s/ H. Richard Crowther                                 Director
-----------------------------------------------
H. Richard Crowther

/s/ William K. Hall                                     Director
-----------------------------------------------
William K. Hall

/s/ Kathleen J. Hempel                                  Director
-----------------------------------------------
Kathleen J. Hempel

/s/ William P. Sovey                                    Director
-----------------------------------------------
William P. Sovey

                               ACTUANT CORPORATION

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT


Exhibit Number                        Description

5.1 Opinion (including consent) of McDermott, Will & Emery as to the legality of the securities to be issued.

23.1            Consent of PricewaterhouseCoopers LLP.